UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2022 (August 15, 2022)

TRINITY CAPITAL INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. 1st Street 3rd Floor Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market
7.00% Notes due 2025	TRINL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.405 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 15, 2022, Trinity Capital Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), with Keefe, Bruyette & Woods, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named on Schedule A thereto (collectively, the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, on August 18, 2022, the Company issued 3,587,736 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a public offering price of $15.33 per share, resulting in net proceeds to the Company of approximately $53.2 million, after deducting discounts and commissions and estimated offering expenses. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option to purchase an additional 538,160 shares of common stock, exercisable for 30 days from the date of the Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, and termination and other provisions customary for transactions of this nature. The Company and all of the Company’s executive officers and directors have also agreed not to sell or transfer any securities of the Company held by them for a period of sixty (60) days from the date of the offering, subject to limited exceptions.

The Company intends to use approximately $53.2 million of the net proceeds from the offering to repay a portion of the outstanding secured indebtedness on its revolving credit facility with KeyBank, National Association.

The Shares were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-261782) previously filed with the Securities and Exchange Commission, as supplemented by a preliminary prospectus, dated August 15, 2022 and a final prospectus, dated August 15, 2022.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

5.1	Opinion of Eversheds Sutherland (US) LLP
10.1	Underwriting Agreement, dated August 15, 2022, by among Trinity Capital Inc., on the one hand, and Keefe, Bruyette & Woods, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, on the other hand, as representatives of the several underwriters named on Schedule A thereto
23.1	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2022	Trinity Capital Inc.

	By:	/s/ Steven L. Brown
		Name:	Steven L. Brown
		Title:	Chief Executive Officer